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                                                                   EXHIBIT 99(a)

                AQUILA/LAFFER S&P 500 COMPETITIVE ADVANTAGE FUND

                              DECLARATION OF TRUST

     DECLARATION OF TRUST (this "Declaration" or this "Declaration of Trust"), dated as of April 4, 2000, of AQUILA/LAFFER S&P 500 COMPETITIVE ADVANTAGE FUND.

                          W I T N E S S E T H   T H A T:

     WHEREAS, the Trustees desire to establish a trust fund under the laws of The Commonwealth of Massachusetts, for the investment and reinvestment of funds contributed thereto;

     NOW THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below: FIRST: Until changed as provided in Article EIGHTH, the name of the trust established hereby (the "Trust") shall be "Aquila/Laffer S&P 500 Competitive Advantage Fund." The location of the registered office of the Trust in The Commonwealth of Massachusetts shall be c/o Corporation Service Company, 84 State Street, Boston, Massachusetts 02109. The Trust's Registered Agent at such address shall be Corporation Service Company. The location of the principal place of business of the Trust shall be 380 Madison Avenue, New York, New York, 10017, or such other place as the Trustees shall from time to time select.

     SECOND: Whenever used herein, unless otherwise required by the context or specifically provided:

     1. All terms used in this Declaration of Trust without definition which are defined in the 1940 Act shall have the meanings given to them in the 1940 Act. In the event of any inconsistency between any such term as used herein and as used in the 1940 Act, the definition of such term in the 1940 Act shall apply and be controlling.

     2. The "Trust" refers to Aquila/Laffer S&P 500 Competitive Advantage Fund.

     3. "Shareholder" means a record owner of Shares of the Trust.

     4. The "Trustees" refers to the individual trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustees.

     5. "Shares" means the units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

     6. The "1940 Act" refers to the Investment Company Act of 1940, as amended from time to time.



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     7. "Commission" means the Securities and Exchange Commission.

     8. "Board" or "Board of Trustees" means the Board of Trustees of the Trust.

     9. The terms "indemnitee," "covered proceeding," "disabling conduct," covered expenses" and "adjudication of liability" are defined in paragraph 13(c) of Article SEVENTH.

     10. The term "net asset value" is defined in paragraph 14(a) of Article SEVENTH.

     11. In this instrument and in any amendment hereto or in any amendment hereof or supplement hereto, references to this instrument, and all expressions like "herein," "hereof" and "hereunder" shall be deemed to refer to this instrument as a whole as amended or affected by any such amendment or supplement.

     THIRD: The purpose for which the Trust is formed and the business to be transacted, carried on and promoted by it is to engage in the business of being an investment company, and in furtherance of such purpose and in the conduct of such business:

     1. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise, sell, sell short, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purposes of this Declaration of Trust, without limitation of the generality thereof be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities.

     2. To borrow money and pledge assets in connection with any of the objects or purposes of the Trust, and to issue notes or other obligations evidencing such borrowings, to the extent permitted by the 1940 Act and by the Trust's fundamental investment policies under the 1940 Act.

     3. To issue and sell its Shares in such amounts and on such terms and conditions, for such purposes and for such amount (not less than the par value thereof) or kinds of

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consideration or property (including without limitation thereto, cash or securities of any kind), as the Trustees may determine.

     4. To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the Shareholders of the Trust) its Shares, in any manner and to the extent now or hereafter permitted by this Declaration of Trust and not prohibited by the laws of The Commonwealth of Massachusetts.

     5. To conduct its business in all its branches at one or more offices in The Commonwealth of Massachusetts and elsewhere in any part of the world, without restriction or limit as to extent.

     6. To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or as a partner in or a member of, or as the owner or holder of any stock of, or share of interest in, any corporation, partnership, association, limited liability company, trust or other form of business organization, whether or not constituting a legal entity under local law, and in connection therewith to make or enter into such deeds or contracts with any such business organization and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

     7. To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purpose of the Trust, as provided in this Article THIRD.

     The foregoing powers shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Articles of this Declaration of Trust, and shall each be regarded as independent and separate powers, and the enumeration of specific powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Trust which are not inconsistent with the laws of The Commonwealth of Massachusetts, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Trust shall not carry on any business, or exercise any powers, in any state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

     FOURTH: The beneficial interest in the Trust shall at all times be divided into transferable Shares of beneficial interest, par value one cent ($.01) per Share, of which an unlimited number may be issued. Subject to the further provisions of this Article FOURTH with respect to the establishment of separate classes of Shares within a series, each Share shall represent an equal proportionate interest in the assets of the Trust (or if the Shares of the Trust shall have been divided into series, in the assets of the series to which it pertains), with each other Share of the Trust (or of such series) then outstanding, none having priority or preference over

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another. The Trustees may from time to time divide or combine the Shares of a series into a greater or lesser number without thereby changing the proportionate beneficial interests of the holders of such Shares in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or thousandths (1/1,000ths) of a Share or integral multiples thereof.

     Subject to the further provisions of Article FOURTH, the Board of Trustees may at any time and from time to time, without obtaining any authorization or vote of the Shareholders, establish one or more series of Shares, each such series to represent the beneficial interest in a separate portfolio of the assets of the Trust. Subject to the distinctions permitted among classes of the same series established by the Trustees and to the requirements of the 1940 Act and any rule, regulation or order of the Commission, each Share of a series of the Trust shall represent an equal interest in the portfolio of assets to which such series pertains, subject to the liabilities of such portfolio, and each holder of Shares of a series shall be entitled to receive such holder's pro rata share of distributions of income and capital gains, if any, made with respect to such series. A Shareholder who redeems Shares of any series shall be paid solely out of funds and property of the portfolio to which such series pertains.

     The Board of Trustees may at any time or from time to time, without obtaining the authorization or vote of the Shareholders of any series, classify Shares of any series or divide the Shares of any series into classes, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine, and may establish and designate the specific classes of Shares of each series. The fact that a series shall have initially been established and designated without any specific establishment or designation of classes (i.e., that all Shares of such series are initially of a single class), or that a series shall have more than one established and designated class, shall not limit the authority of the Trustees to establish and designate separate classes, or one or more further classes, of said series without approval of the holders of any previously established and designated class or classes thereof, unless the rights of the holders of Shares of such class or classes would be adversely affected by the establishment and designation of such further separate class or classes.

     The establishment and designation of any series or class of Shares shall be effective upon the adoption of a resolution or resolutions by a majority of the Trustees setting forth the establishment and designation of such series or class. Such resolution shall also set forth any rights and preferences of such series or class which are in addition to the rights and preferences of Shares set forth in this Declaration. At any time that there are no Shares outstanding of any particular series or class previously established and designated, the Trustees may, by resolution adopted by a majority of their number, abolish that series or class and its establishment and designation.

     All references to Shares in this Declaration of Trust shall be deemed to be to Shares of any or all series or classes thereof, as the context may require.


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     Series and classes shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, have the characteristics set forth in (a) through and including (k) below.

     (a) All consideration received by the Trust for the issue or sale of Shares of each such series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which such assets, payments, or funds were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular series shall be allocated by the Trustees between and among one or more series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all series for all purposes. Such assets, income, earnings, profits and proceeds thereof, and any asset derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" such series.

     (b) The assets belonging to any such series of Shares shall be charged with the liabilities in respect to such series. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees between or among any one or more series in such manner as the Trustees, in their sole discretion, deem fair and equitable. The determination of the Board of Trustees shall be conclusive as to the amount of liabilities, including accrued expenses and reserves, and as to the allocation of the same as to a given series, and as to whether the same are allocable to one or more series. The liabilities so allocated to a series are herein referred to as "liabilities belonging to" such series.

     (c) Dividends or distributions on Shares of any such series, whether payable in Shares or cash, shall be paid only out of earnings, surplus or other assets belonging to such series.

     (d) In the event of the liquidation or dissolution of the Trust, Shareholders of each series shall be entitled to receive out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any particular series, the assets belonging to such series and, in the case of Shares of a series having more than one class, subject to the separate rights of the shareholders of each class of such series. In the event that there are any general assets not belonging to any particular series of Shares and available for distribution, such assets shall be allocated by the Trustees between or among any one or more series in such manner as the Trustees, in their sole discretion, deem fair and equitable. The assets so distributable to the Shareholders of any such series shall be distributed among such Shareholders in proportion to the number of Shares of such series held by them and recorded on

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the books of the Trust, but subject, in the case of a series having more than one class, to the respective rights of the several classes of Shares of such series.

     (e) At all meetings of Shareholders, each Shareholder of each Share of each such series or class of the Trust shall be entitled to one vote for each dollar (and a proportionate fractional vote for each fractional dollar) of net asset value represented by such Share, determined as provided in the then current Prospectus of such series or class, as of the record date for such meeting, irrespective of series or class, standing in his name on the books of the Trust, except (if so provided by the Board of Trustees) for Shares redeemed prior to the meeting; provided, however, that where a vote of the holders of the Shares of any series or class, or of more than one series or class, voting by series or class, is required by the 1940 Act, any rule, regulation or order of the Commission or other applicable law or regulation as to any proposal, only the holders of such series or series, or class or classes, voting by series or class, shall be entitled to vote upon such proposal and the holders of any other series or class or classes shall not be entitled to vote thereon. Any fractional Share, if any such fractional Shares are outstanding, shall carry proportionately all the rights of a whole Share, including the right to vote and the right to receive dividends. There shall be no cumulative voting rights with respect to any Shares or series or class of Shares of the Trust.

     (f) The provisions of Article FIFTH relating to voting shall apply when the Trust has only one series or class of Shares outstanding or when the Trust has more than one series or class of Shares outstanding but which differ only as to their dividend rights. Otherwise, the provisions of Article FIFTH shall be subject to the provisions of this Article FOURTH and to such provisions as to voting rights of any one or more series or classes as the Trustees shall have established pursuant to this Article FOURTH.

     (g) When the Trust has more than one series of Shares outstanding: (i) the redemption rights provided to the holders of the Trust's Shares shall be deemed to apply only to the assets belonging to the series of Shares in question; and
(ii) the net asset value per Share computation as provided for in Article SEVENTH shall be applied as if each such series of Shares were the Trust as referred to in such computation, but with its assets limited to the assets belonging to such series and its liabilities limited to the liabilities belonging to such series.

     (h) The ownership of Shares shall be recorded in the books of the Trust or a transfer agent. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.

     (i) The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.


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     (j) Shareholders shall have no pre-emptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

     (k) The dividends payable to Shareholders shall, subject to any applicable rule, regulation or order of the Commission or other applicable law or regulation, be determined by the Board and need not be individually declared but may be declared and paid in accordance with a formula adopted by the Board.

     FIFTH: The following provisions are hereby adopted with respect to voting Shares of the Trust and certain other rights:

          1. The Shareholders shall have power to vote (i) for the election of Trustees when that issue is submitted to them, (ii) with respect to the amendment of this Declaration of Trust, except as stated in Article EIGHTH as to the name of the Trust, (iii) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, and (iv) with respect to such additional matters relating to the Trust as may be required by the 1940 Act or authorized by law, by this Declaration of Trust, or the By-Laws of the Trust or any registration statement of the Trust with the Commission or any State, or as the Trustees may consider desirable.

          2. The presence in person or by proxy of the holders of Shares outstanding and entitled to vote thereat representing one-third of the net asset value of the Trust as determined in accordance with paragraph 14 of Article SEVENTH shall constitute a quorum at any meeting of the Shareholders, provided, that if, under any provision of this Declaration, the By-laws or applicable law, any matter to be acted upon at such meeting requires the affirmative vote or authorization of Shares representing a larger fraction of the net asset value of the Trust, the presence in person or by proxy of Shareholders representing at least such larger percentage of the net asset value of the Trust shall be required in order to constitute a quorum for action on such matter, and provided, further, that in the case of any meeting of the Shareholders at which the holders of one or more series or classes of the Trust shall be entitled to vote separately on any matter to be voted on thereat, the presence in person or by proxy of shareholders representing one-third (or such larger percentage) of the net asset value of each class or series entitled to vote separately on such matter shall be necessary to constitute a quorum for action on such matter. If at any meeting of the Shareholders there shall be less than a quorum present, the Shareholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

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          3. Each Shareholder, upon request to the Trust in proper form as determined by the Trustees, shall be entitled to require the Trust to redeem all or any part of the Shares standing in the name of such Shareholder. The method of computing such net asset value, the time at which such net asset value shall be computed and the time within which the Trust shall make payment therefor, shall be determined as hereinafter provided in paragraph 14 of Article SEVENTH of this Declaration of Trust. Notwithstanding the foregoing, the Trustees, when permitted or required to do so by the 1940 Act, may suspend the right of the Shareholders to require the Trust to redeem Shares.

          4. No Shareholder shall, as such holder, have any right to purchase or subscribe for any security of the Trust which it may issue or sell, other than such right, if any, as the Trustees, in their discretion, may determine.

          5. All persons who shall acquire Shares shall acquire the same subject to the provisions of this Declaration of Trust.

     SIXTH: The persons who shall act as initial Trustees are the Trustees initially executing this Declaration of Trust or any counterpart thereof. However, the By-Laws of the Trust may fix the number of Trustees at a number greater than that of the number of initial Trustees and may authorize the Trustees, by the vote of a majority of the entire number of Trustees, to increase or decrease the number of Trustees fixed by this Declaration of Trust or by the By-Laws within limits specified in the By-Laws, provided that in no case shall the number of Trustees be less than two, and to fill the vacancies created by any such increase in the number of Trustees. Unless otherwise provided by the By-Laws of the Trust, the Trustees need not be Shareholders.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Trust and of the Trustees and Shareholders.

          1. The Trustees shall be elected by the Shareholders prior to the effective date of the Trust's registration statement under the 1940 Act, and the term of office of any Trustee in office before such election shall terminate at the time of such election. Subject to the 1940 Act and to the preceding sentence of this Section 1, the Trustees shall have the power to set and alter the terms of office of the Trustees, and at any time to lengthen or shorten their own terms or make their terms of unlimited duration, to appoint their own successors; provided, that a Trustee or Trustees shall be elected by the Shareholders at any such time or times such action is required under the l940 Act; and provided further, that after the initial election of Trustees by the Shareholders, the term of office of any incumbent Trustee shall continue until the termination of this Trust or his earlier death, resignation, retirement, bankruptcy, adjudicated incompetency, or other incapacity or removal, or if not so terminated, until the appointment or election of such Trustee's successor in office has become effective.

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          2. As soon as any Trustee is duly elected by the Shareholders or the
     Trustees and shall have accepted this trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

          3. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

          4. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees. Except as provided in this Declaration of Trust, no Shareholder shall have, as such holder of beneficial interest in the Trust, any authority, power or right whatsoever to transact business for or on behalf of the Trust, or on behalf of the Trustees, in connection with the property or assets of the Trust, or in any part thereof, except the rights to receive the income and distributable amounts arising therefrom as set forth herein.

          5. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purposes of this Trust. Subject to any applicable limitation in this Declaration of Trust or in the By-Laws of the Trust, the Trustees shall have power and authority:

          (a) to adopt By-laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders;

          (b) to elect and remove such officers and appoint and terminate such officers as they consider appropriate with or without cause;

          (c) to employ a bank or trust company as custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

          (d) to retain a transfer agent and Shareholder servicing agent, or both;


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          (e) to provide for the distribution of Shares either through a principal underwriter or the Trust itself or both;

          (f) to set record dates in the manner provided for in the By-Laws of the Trust;

          (g) to delegate such authority as they consider desirable to any officers of the Trust and to any agent, custodian or underwriter;

          (h) to vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property held in trust hereunder; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (i) to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities held in trust hereunder;

          (j) to hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Massachusetts business trusts or investment companies;

          (k) to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (l) to compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (m) to make, in the manner provided in the By-Laws, distributions of income and of capital gains to Shareholders;

          (n) to borrow money to the extent and in the manner permitted by the 1940 Act and the Trust's fundamental policy thereunder as to borrowing; and

          (o) to enter into investment advisory, sub-advisory, management, administrative or similar contracts, subject to the 1940 Act, with any one or more corporations, partnerships, trusts, associations or other persons; if the other party or parties to any such contract are authorized to enter into securities transactions on behalf of


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     the Trust, such transactions shall be deemed to have been authorized by all of the Trustees.

          6. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred by the Trustees or upon their order.

          7. (a) No Shareholder of the Trust or of any series shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

          (b) Except as otherwise provided in this Declaration of Trust or the By-Laws, whenever this Declaration of Trust calls for or permits any action to be taken by the Trustees hereunder, such action shall mean that taken by the Board of Trustees by vote of the majority of a quorum of Trustees as set forth from time to time in the By-Laws of the Trust or as required pursuant to the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

          (c) The Trustees shall possess and exercise any and all such additional powers as are reasonably implied from the powers herein contained such as may be necessary or convenient in the conduct of any business or enterprise of the Trust, to do and perform anything necessary, suitable, or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects, herein enumerated, or which shall at any time appear conducive to or expedient for the protection or benefit of the Trust, and to do and perform all other acts or things necessary or incidental to the purposes herein before set forth, or that may be deemed necessary by the Trustees.

          (d) The Trustees shall have the power to determine conclusively whether any moneys, securities, or other properties of the Trust property are, for the purposes of this Trust, to be considered as capital or income and in what manner any expenses or disbursements are to be borne as between capital and income whether or not in the absence of this provision such moneys, securities, or other properties would be regarded as capital or income and whether or not in the absence of this provision such expenses or disbursements would ordinarily be charged to capital or to income.



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          8. The By-Laws of the Trust may divide the Trustees into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year.

          9. The Shareholders shall have the right to inspect the records, documents, accounts and books of the Trust to the same extent as the shareholders of a Massachusetts business corporation, subject to reasonable regulations of the Trustees as to whether and to what extent, and at what times and places, and under what conditions and regulations, such right shall be exercised.

          10. Any Trustee, or any officer elected or appointed by the Trustees or by any committee of the Trustees or by the Shareholders or otherwise, may be removed at any time, with or without cause, in such lawful manner as may be provided in the By-Laws of the Trust.

          11. The Trustees shall have power to hold their meetings, to have an office or offices and to keep the books of the Trust within or outside The Commonwealth of Massachusetts at such places as may from time to time be designated by them.

          12. Securities held by the Trust shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Trust as the Trustees shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Trustees, except as otherwise ordered by vote of the holders of a majority of the Shares outstanding and entitled to vote in respect thereto.

          13. (a) Subject to the provisions of the 1940 Act and to any contrary determination by the Trustees, any Trustee, officer or employee, individually, or any partnership of which any Trustee, officer or employee may be a member, or any corporation or association of which any Trustee, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Trust, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a Trustee, officer or employee, or a partnership, corporation or association of which a Trustee, officer or employee is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Trustees or a majority thereof; and any Trustee who is so interested, or who is also a director, officer, trustee, employee or stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Trustees which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other trust or corporation or association or a member of a partnership so interested.

          (b) Specifically, but without limitation of the foregoing, the Trust may enter into a management, investment advisory, sub-advisory, administration or underwriting contract and other contracts with, and may otherwise do business with any manager, investment adviser, sub-adviser, or administrator for the Trust, or principal underwriter of the Shares of the Trust, or any subsidiary or affiliate of any such manager, investment adviser, sub-adviser or administrator and/or principal underwriter and may permit any such firm or corporation to enter into any contracts or other arrangements with any other firm or corporation relating to the Trust notwithstanding that the Board of Trustees of the Trust may be composed in part of partners, directors, officers or employees of any such firm or corporation, and officers of the Trust may have been or may be or become partners, directors, officers or employees of any such firm or corporation, and in the absence of fraud the Trust and any such firm or corporation may deal freely with each other, and no such contract or transaction between the Trust and any such firm or corporation shall be invalidated or in any wise affected thereby, nor shall any Trustee or officer of the Trust be liable to the Trust or to any Shareholder or creditor thereof or to any other person for any loss incurred by it or him solely because of the existence of any such contract or transaction; provided that nothing herein shall protect any Trustee or officer of the Trust against any liability to the Trust or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          (c) As used herein, the following terms shall have the meanings set forth below:

          (i) the term "indemnitee" shall mean any present or former Trustee, officer or employee of the Trust, including without limitation any present or former Trustee, officer or employee of the Trust who serves at the request of the Trust and for the benefit of the Trust as an officer or trustee of another trust or corporation whose securities are or were owned by the Trust or of which the Trust is or was a creditor, and the heirs, executors, administrators, successors and assigns of any of the foregoing; however, whenever conduct by an indemnitee is referred to, the conduct shall be that of the original indemnitee rather than that of the heir, executor, administrator, successor or assignee;

          (ii) the term "covered proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party by reason of the fact or facts under which he or she or it is an indemnitee as defined above;

         (iii) the term "disabling conduct" shall mean willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office in question;

          (iv) the term "covered expenses" shall mean expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding, and shall include the amount of any deductible provided in any liability insurance policy maintained by the Trust; and

          (v) the term "adjudication of liability" shall mean, as to any covered proceeding and as to any indemnitee, an adverse determination as to the indemnitee whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent.

          (d) The Trust shall not indemnify any indemnitee for any covered expenses in any covered proceeding if there has been an adjudication of liability against such indemnitee expressly based on a finding of disabling conduct.

          (e) Except as set forth in paragraph (d) above, the Trust shall indemnify any indemnitee for covered expenses in any covered proceeding, whether or not there is an adjudication of liability as to such indemnitee, such indemnification by the Trust to be to the fullest extent now or hereafter permitted by any applicable law unless the By-Laws limit or restrict the indemnification to which any indemnitee may be entitled.

          (f) The Trust or any applicable series shall advance expenses in connection with the preparation and presentation of a defense to any covered proceeding from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of any indemnitee that such amount will be paid over by him to the Trust or series if it is ultimately determined that he is not entitled to indemnification hereunder pursuant to paragraph (d) above.

          (g) Nothing herein shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnities to the extent permitted by applicable law or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by applicable law. Such rights to indemnification shall not, except as otherwise provided by law, be deemed exclusive of any other rights to which such indemnitee may be entitled under any statute, By-Laws, contract or otherwise.

          (h) No amendment or repeal of the provisions of this paragraph 13 of Article SEVENTH shall adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment or repeal.

          14. (a) The "net asset value" of the Trust or of any series or class thereof shall mean that amount by which the assets of the Trust or of such series or class exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each series and class and shall be determined on such days and at such times as the Trustees may determine. The Trustees, without Shareholder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the series. The Trustees may delegate any of their powers and duties under this Section 14 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total net asset value of the Trust or of the particular series or class, shall be divided by the total number of shares of the Trust or of that series or class outstanding at the time and the quotient so obtained shall be the net asset value per Share of the Trust or of that series or class. At any time, the Trustees may cause the net asset value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

          (b) The Trustees may determine to maintain the net asset value per Share of any series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to that series as dividends payable in additional Shares of that series at the designated constant dollar amount and for the handling of any losses attributable to that series. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of that series such Shareholder's ratable portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have expressly agreed, by investing in any series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

          (c) Payment of the net asset value of Shares of the Trust properly surrendered to it for redemption shall be made by the Trust within seven days after tender of such Shares to the Trust for such purpose plus any period of time during which the right of the holders of the Shares of the Trust to require the Trust to redeem such Shares has been suspended. Any such payment may be made in portfolio securities of the Trust and/or in cash, as the Trustees shall deem advisable, and no Shareholder shall have a right, other than as determined by the Trustees, to have his Shares redeemed in kind.

          EIGHTH:

          1. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. This Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

          2. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

          3. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of paragraph 2 of this Article EIGHTH, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operations of this Declaration of Trust, and subject to the provisions of paragraph 2 of this Article EIGHTH, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

          4. This Trust shall continue without limitation of time but subject to the provisions of sub-sections (a), (b) and (c) of this paragraph 4.

          (a) The Trustees, with the favorable vote of the holders of Shares entitled to vote which represent more than 50% of the votes entitled to be cast on such matter, and if the Trust has outstanding Shares of more than one series or class, such vote shall be in accordance with the provisions of Section 2 of Article FIFTH, may sell and convey the assets of the Trust (which sale may be subject to the retention of assets for the payment of liabilities and expenses) to another issuer for a consideration which may be or include securities of such issuer. Upon making provision for the payment of liabilities, by assumption by such issuer or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the Trust then outstanding.

          (b) The Trustees, with the favorable vote of the holders of Shares entitled to vote which represent more than 50% of the votes entitled to be cast on such matter, and if the Trust has outstanding Shares of more than one series or class, such vote shall be in accordance with the provisions of Section 2 of Article FIFTH, may at any time sell and convert into money all the assets of the Trust. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust, the Trustees shall distribute the remaining assets of the Trust ratably among the holders of the outstanding Shares.

          (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections (a) and (b), the Trust shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

          5. The Trustees may, to the extent permitted by law then in effect, merge or consolidate the Trust or any series with any other trust or any corporation, partnership, or association organized under the laws of any state of the United States, all upon such terms and conditions and for such consideration when and as authorized by the Trustees and approved by the affirmative vote or written consent of the holders of shares which entitle them to cast more than 50% of the votes entitled to be cast on such matter, or by such other vote of any series as may be established by the designation with respect to such series.

          6. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment shall be filed with the Secretary of The Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required, but the failure to make any such filing shall not impair the effectiveness of this instrument or any such amendment. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendment. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

          7. The trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of The Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

          8. The Board of Trustees is empowered to cause the redemption of the Shares held in any account if the aggregate net asset value of such Shares (taken at cost or value, as determined by the Board) has been reduced by a Shareholder to $500 or less upon such notice to the Shareholders in question, with such permission to increase the investment in question and upon such other terms and conditions as may be fixed by the Board of Trustees in accordance with the 1940 Act.

          9. In the event that any person advances the organizational expenses of the Trust, such advances shall become an obligation of the Trust subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Trustees, to be amortized over a period or periods to be fixed by the Board.

          10. Whenever any action is taken under this Declaration of Trust under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction, notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.

          11. Whenever under this Declaration of Trust, the Board of Trustees is permitted or required to place a value on assets of the Trust, such action may be delegated by the Board, and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

          12. If authorized by vote of the Trustees and the favorable vote of the holders of Shares entitled to vote which represent more than 50% of the votes entitled to be cast on the matter, or by any larger vote which may be required by applicable law in any particular case (and if the Trust has outstanding Shares of more than one series or class, such vote shall be in accordance with the provisions of Section 2 of Article FIFTH), the Trustees shall amend or otherwise supplement this instrument, by making a certificate of amendment hereto, which thereafter shall form a part hereof; however, any such amendment may be authorized by the vote of a majority of the Trustees then in office without any shareholder vote if the sole purpose of such amendment is to change the name of the Trust. Any such certificate may be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust. A copy of each amendment shall be filed with the Secretary of State of The Commonwealth of Massachusetts, as well as with any other governmental office where such filing may from time to time be required by the laws of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust on behalf of the Trust as of the date first above written.

                                      AQUILA/LAFFER S&P 500 COMPETITIVE

                                        ADVANTAGE FUND

                                      By /s/ LACY B. HERRMANN
                                        ----------------------------------
                                         Lacy B. Herrmann, Trustee
                                         380 Madison Avenue
                                         New York, New York, 10017

                                      By /s/ DIANA P. HERRMANN
                                        ----------------------------------
                                         Diana P. Herrmann, Trustee
                                         380 Madison Avenue
                                         New York, New York, 10017